Exhibit 99.1

Jennifer Chao Appointed Chairperson of BioSpecifics Technologies Corp. Board of Directors

LYNBROOK, NY – October 23, 2019 – BioSpecifics Technologies Corp. (NASDAQ: BSTC), a biopharmaceutical company that originated and continues to develop collagenase-based therapies with a first in class product marketed as XIAFLEX® in the U.S. and Xiapex® in Europe, today announced that Jennifer Chao has been appointed chairperson of its board of directors, effective immediately. Ms. Chao has served on the BioSpecifics board as an independent director since 2015, and also serves as chair of the compensation committee.

“Jenn’s counsel as chairperson of our board will be instrumental as we seek to unlock new opportunities to generate value for all our stakeholders. BioSpecifics has accomplished significant milestones in the last few years and now, as we usher the company into its next phase of growth, her life sciences industry expertise will bring an elevated level of strategy, execution and focus,” said J. Kevin Buchi, chief executive officer of BioSpecifics.

“I look forward to continuing to contribute in my new role as chairperson. Over the years, we have built a growing, profitable, commercial-stage organization that is supported by a diverse development pipeline focused on CCH. I am excited to work together with the executive leadership team and the board to develop and execute on our strategy to build upon that momentum as we look to the future,” said Ms. Chao.

Ms. Chao is the founder of CoreStrategies Management, LLC, a strategic consulting firm, and she works integrally with senior management and Boards to provide transformational corporate and financial strategies for maximizing core valuation. Ms. Chao was previously a Managing Director and Senior Lead Biotechnology Securities Analyst at Deutsche Bank, covering large- and small to mid-cap biotechnology/life science companies. Her widely published research served as a bellwether for investment portfolio managers, the financial and health care industry and was widely covered by major press outlets. Prior to this, Ms. Chao was also a Managing Director and Senior Lead Biotechnology Analyst at RBC Capital Markets and a Senior Analyst in Biotechnology with Leerink Swann & Co. She was also a Research Fellow at Massachusetts General Hospital/Harvard Medical School and received her B.A. in Politics and Greek Classics from New York University.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a commercial-stage biopharmaceutical company. The company discovered and developed a proprietary form of injectable collagenase (CCH) which is currently marketed by BioSpecifics’ partner, Endo International plc (Endo), as XIAFLEX® in the U.S. for the treatment of Dupuytren’s contracture and Peyronie’s disease. Endo expects a commercial launch in the second half of 2020 for a third CCH indication, cellulite, subject to U.S. Food and Drug Administration approval. The CCH research and development pipeline includes several additional potential indications; adhesive capsulitis, lipomas, lateral hip fat, plantar fibromatosis and uterine fibroids. For more information, please visit www.biospecifics.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including statements regarding BioSpecifics’ strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management and the Board, expected revenue growth, shareholder value, the commercial launch of XIAFLEX® for the treatment of cellulite, the timing and occurrence of certain clinical trials, research and development plans, the effect of recent management and Board leadership changes, and the assumptions underlying or relating to such statements, are “forward-looking statements.” In some cases, these statements can be identified by forward-looking words such as “expect,” “plan,” “anticipate,” “potential,” “estimate,” “can,” “will,” “continue,” “should,” “believe,” “schedule,” “intend,” the negative or plural of these words, and other similar expressions. These forward-looking statements are predictions based on the Company’s current expectations and the Company’s projections about future events and various assumptions. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance, or achievements of BioSpecifics to be materially different from future results, performance, or achievements expressed or implied by such forward-looking statements. All forward-looking statements included in this report are made as of the date hereof, and are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2018, and otherwise in its SEC reports and filings. Except as may be required by law, BioSpecifics assumes no obligation to update these forward-looking statements.

Contact:

Stern Investor Relations, Inc.

Julie Seidel

212-362-1200

julie.seidel@sternir.com

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